  Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2016 relating to the consolidated financial statements of Brekford Traffic Safety, Inc., fka Brekford Corp., as of and for the year ended December 31, 2015 included in the Novume Solutions, Inc. Pre-Effective Amendment No. 4 to the Registration Statement on Form S-4 and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stegman & Company

Baltimore, Maryland
October 6, 2017

Suite 200, 809 Glen Eagles Court Baltimore, Maryland 21286 ● 410-823-8000 ● 1-800-686-3883 ● Fax: 410-296-4815 ● www.stegman.com
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